Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LRAD CORPORATION", CHANGING ITS NAME FROM "LRAD CORPORATION" TO "GENASYS INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 2020, AT 1:45 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2290119 8100
SR# 20200081782

Authentication: 202140442
Date: 01-07-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 01/06/2020
FILED 01:45 PM 01/06/2020
SR 20200081782 - File Number 2290119

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
LRAD CORPORATION

Pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended, the undersigned, LRAD Corporation (the "Corporation") hereby declares and certifies as follows:

1. The name of the Corporation is LRAD Corporation.

2. The Certificate of Incorporation of said corporation was filed by the State of Delaware Secretary of State on March 5, 1992, under the name American Technology Corporation.

3. The Certificate of Incorporation is amended to change the name of the Corporation.

4. To effect the foregoing, Paragraph FIRST of the Certificate of Incorporation is hereby amended in its entirety as follows:

   "**FIRST.** The name of this corporation is Genasys Inc."

5. The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

6. The amendment specified above has been duly authorized and approved accordance with the provisions of Section 242 of the General Corporation Law by unanimous vote of the members of the board of directors of the Corporation at a meeting held on December 5, 2019.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation is executed as of the 6th day of January, 2019.

LRAD CORPORATION,
a Delaware corporation

By: [signature]
Title: Chief Executive Officer
Richard S. Danforth

STG_896480